Exhibit 23.3


                       Randy Simpson CPA, P.C.
                      11775 South Nicklaus Road
                          Sandy, Utah 84092
                      Fax & Phone (801) 572-3009



         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


November 28, 2000

To The Board of Directors and Stockholders,
Kubla Kahn, Inc.
Salt Lake City, UT

Ladies and Gentlemen:

We consent to the incorporation by reference in the Registration Statement on Form SB-2/A being filed by Kubla Khan, Inc. (the Company) of our report dated November 28, 2000, appearing in the accompanying financial statements for the period from inception (March 28, 2000) to September 30, 2000 on our audit of the financial statements of the Company as of September 30, 2000 and for the period then ended from inception.

We also consent to the reference to our firm under the caption "Experts" in the SB-2/A registration statement.

Randy Simpson CPA PC
(A Professional Corporation)


    /s/ Randy Simpson CPA PA
By: ___________________
       Randy Simpson